Exhibit 10.3.1

NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

Non-Qualified Stock Option Agreement Under the Omnibus Equity Incentive Plan	West Marine, Inc. ID: 94-2374523 500 Westridge Drive Watsonville, GA 95076

Employee:	Option Number:
Effective Date:
ID #:	Number of Shares:
Exercise Price/Share:

As of the effective date specified above, you have been granted a Non-Qualified Stock Option to buy the number of shares of West Marine, Inc. (the “Company”) common stock specified above at the exercise price per share specified above. All of the options will expire no later than the tenth anniversary of the effective date. The options will vest as follows, assuming continuous employment:

No. Shares	% of Total	Date Vest
00	20%	1st Anniversary of Effective Date
00	20%	2nd Anniversary of Effective Date
00	20%	3rd Anniversary of Effective Date
00	20%	4th Anniversary of Effective Date
00	20%	5th Anniversary of Effective Date

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Omnibus

Equity Incentive Plan, as amended, and Appendix A hereto, Terms and Conditions of Non-Qualified

Stock Option, all of which are incorporated herein and made a part of this document.

West Marine, Inc.

By:	Date:
Employee:	Date:
Address:

Employee’s Non-Qualified	Option No.:
Stock Option (5-20%)	ID:

Exhibit A

West Marine, Inc.

Omnibus Equity Incentive Plan

Nonqualified Stock Option Agreement

1. GRANT OF OPTION. West Marine, Inc. (the “Company”) hereby grants to the Associate named in the “Notice of Grant of Stock Options and Option Agreement” under the West Marine, Inc. Omnibus Equity Incentive Plan (the “Plan”), as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of the number of shares, as stated in the Notice of Grant, of the Common Stock, at the purchase price set forth in the Notice of Grant. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. EXERCISE PRICE. The purchase price per share (the “Option Price”) shall be as set forth in the Notice of Grant of Stock Options and Option Agreement, which is the fair market value per share of the Common Stock on the effective date specified in the Notice of Grant of Stock Options and Option Agreement. The Option Price shall be payable in the legal tender of the United States or, in the discretion of the Committee, in shares of the Common stock of the Company or in a combination of such legal tender and such shares.

3. NUMBER OF SHARES. The number and class of shares specified in the Notice of Grant of Stock Options, and/or the Option Price, are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the option granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the option would have been entitled. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

4. COMMENCEMENT OF EXERCISABILITY. Except as otherwise provided in this Agreement, the right to exercise the option awarded by this Agreement shall accrue:

(a)	as to 20% of the shares subject to such option on the day after the first anniversary of the effective date of this Agreement,

(b)	as to an additional 20% on the day after the second anniversary of this Agreement,

(c)	as to an additional 20% on the day after the third anniversary of this Agreement,

(d)	as to an additional 20% on the day after the fourth anniversary of this Agreement, and

(e)	as to the remaining 20% on the day after the fifth anniversary of this Agreement.

In the event of termination of the Associate’s employment with the Company and its Subsidiaries for any reason, the Associate will accrue no further entitlement in the Plan, and all options which are not vested as of the earlier of the date the Associate’s employment is terminated or the date the Associate receives notice of such termination shall lapse and expire immediately. That is, the Associate will not continue to accrue any benefits in the Plan during any actual or deemed reasonable notice of termination period.

5. TERMINATION OF OPTION. In the event of termination of the Associate’s employment with the Company or a Subsidiary for any reason, the Associate may, within three (3) months after the date of such termination, but in no event after ten (10) years from the date of this agreement, whichever shall first occur, exercise the option to the extent the right to exercise the option had accrued as of the date of such termination. In the event the Associate shall die within such three (3) month period, the option may be exercised by the Associate’s transferee, as hereinafter provided, to the same extent that the right to exercise the option had accrued immediately prior to the Associate’s death, for a period of three (3) months after the date of the Employee’s death.

6. PERSONS ELIGIBLE TO EXERCISE. The option shall be exercisable during the Associate’s lifetime only by the Associate. The option shall be non-transferable by the Associate other than by a beneficiary designation made in a form and manner acceptable to the Committee, or by will or the applicable laws of descent and distribution.

7. AFTER THE DEATH OF ASSOCIATE. To the extent exercisable after the Associate’s death, the option shall be exercised only by the Associate’s designated beneficiary or beneficiaries, or if no beneficiary survives the Associate, by the person or persons entitled to the option under the Associate’s will, or if the Associate shall fail to make testamentary disposition of the option, by his or her legal representative. Any transferee exercising the option must furnish the Company (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

8. EXERCISE OF OPTION. The option may be exercised by the person then entitled to do so as to any shares which may then be purchased (a) by giving written notice of exercise to the Company, specifying the number of full shares to be purchased and accompanied by full payment of the purchase price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

9. SUSPENSION OF EXERCISABILITY. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the option or any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of shares hereunder, the option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

10. NO RIGHTS OF STOCKHOLDER. Neither the Associate nor any person claiming under or through said Associate shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Associate.

11. OPTION HAS NO EFFECT ON EMPLOYMENT. The terms of Associate’s employment shall be determined from time to time by the Company, or the Subsidiary employing the Associate, as the case may be, and the Company, or the Subsidiary employing the Associate, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Associate at any time for any reason whatsoever, with or without good cause.

12. ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA 95076, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Associate shall be addressed to the Associate at the address set forth below the Associate’s signature in the Notice of Grant of Stock Options, or at such other address as the Associate may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

13. NON-TRANSFERABILITY OF OPTION. Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately become null and void.

14. MAXIMUM TERM OF OPTION. Notwithstanding any other provision of this Agreement, this option is not exercisable after the expiration of ten (10) years from the effective date of this Agreement.

15. BINDING AGREEMENT. Subject to the limitation on the transferability of the option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. PLAN GOVERNS. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions off this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

17. COMMITTEE AUTHORITY. The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Associate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. FURTHER ASSURANCES. At any time, and from time to time after executing this Agreement, the Associate will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, effective as of the day and year specified in paragraph 2 of this Agreement.

West Marine, Inc.

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